Exhibit 99.1

N E W S R E L E A S E

PSS WORLD MEDICAL REPORTS RESULTS FOR

FISCAL YEAR 2010 FIRST QUARTER

First Quarter Highlights:

•	Consolidated net sales growth of 4.5%

•	Physician Business net sales growth of 3.3%

•	Elder Care Business net sales growth of 7.1%

•	Consolidated income from operations growth of 20.1% to $21.6 million

•	Consolidated operating margin growth of 57 basis points to 4.4%

•	Physician Business operating margin growth of 169 basis points to 8.4%

•	Elder Care Business operating margin growth of 85 basis points to 4.7%

•	Consolidated earnings per diluted share growth of 48.9% to $0.23

•	Consolidated cash flow from operations of $44.9 million

•	Company notes the following events in the first quarter:

•

Pre-tax income includes $5.2 million for estimated increase of Physician business product sales related to Swine flu of $9.0 million ($1.6 million pre-tax income) and pre-tax gain on sale of securities of $3.6 million.

•	Accrual of performance-based compensation related to long-term incentive plans for employees increased corporate general and administrative expenses by $4.9 million, pre-tax.

•	Adoption of FSP APB 14-1, Accounting for Convertible Debt Instruments that may be settled in Cash Upon Conversion.

Jacksonville, Florida (July 22, 2009) – PSS World Medical, Inc. (NasdaqGS: PSSI) announced today its results for the fiscal 2010 first quarter ended June 26, 2009.

David A. Smith, Chairman and Chief Executive Officer, commented, “Execution of efficiency projects, customer solutions programs, and market share expansion is ahead of schedule. Customers are embracing our solutions and employees are now leading efficiency innovation. We are determined to proactively navigate economic conditions, creating value for customers and each other while driving financial performance for our shareholders.

Our solid first-quarter results and continuing momentum strengthen our confidence to achieve our goal of 20% EPS growth in fiscal year 2010. We are focused on delivering value for shareholders as we lead our industry to solve our customers’ biggest issues.”

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Net sales for the three months ended June 26, 2009, were $493.6 million, an increase of 4.5%, compared with net sales of $472.2 million for the three months ended June 27, 2008. Net sales for the three months ended June 26, 2009, for the Physician Business increased by 3.3%, while net sales for the Elder Care Business increased by 7.1%. Income from operations for the three months ended June 26, 2009, was $21.6 million compared with income from operations for the three months ended June 27, 2008, of $18.0 million. Net income for the three months ended June 26, 2009, was $13.3 million, or $0.23 per diluted share, compared with net income for the three months ended June 27, 2008, of $9.4 million, or $0.15 per diluted share.

The Company noted the adoption, this quarter, of FSP APB 14-1, Accounting for Convertible Debt Instruments that may be settled in Cash Upon Conversion, which increased non-cash interest expense by $1.1 million, after-tax ($1.8 million pre-tax), or approximately $0.02 per diluted share. In accordance with guidelines established by this pronouncement, the Company has restated prior fiscal year 2009 results for comparability. The effect of the restatement was to increase non-cash interest expense for the first quarter of fiscal year 2009, by $0.9 million, after-tax ($1.5 million pre-tax), or approximately $0.02 per diluted share.

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “Overall revenue growth in the first quarter slightly exceeded expectations, reflecting a very positive market response to our business strategies. Business simplification, our ‘lean way of life’, and the cost containment programs implemented earlier this year contributed to significant growth in operating profit in each business. The solid start to our fiscal year, along with the positive impact resulting from the sale of securities and swine-flu related product sales, required an increase in accruals for long-term incentive compensation in the quarter.

“Growth in profitability, in addition to our ongoing focus on working capital turns, resulted in record operating cash flow and a nearly eight percentage-point increase in quarterly return on committed capital, to 28.4%.

“As a result of the adoption of the new accounting for convertible debt securities, our GAAP EPS goal for fiscal year 2010, which we announced at our investor day, is $1.05 - $1.09 per diluted share. This goal includes approximately $0.08 of non-cash interest expense. Fiscal year 2009 results will be restated to $0.85 per diluted share to reflect the adoption of this accounting change.”

A listen-only simulcast as well as a 90-day online replay of PSS World Medical’s fiscal year 2010 first quarter conference call can be found in the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations,” or at www.opencompany.info, on July 23, 2009, beginning at 8:30 a.m. Eastern time.

The Company has today filed with the SEC a Form 8-K that includes a copy of this press release and its related Fiscal Year 2010 First Quarter Financial Workbook, which contains GAAP and non-GAAP financial measures, and is available on the Company’s website, www.pssworldmedical.com. Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

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PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Contacts:

For investors:	Robert C. Weiner	For media:	Brian C. Kosoy
	Vice President, Investor Relations		Senior Associate, Public Relations
	P: 904-332-3287		P: 904-332-4175

Certain statements in this release are “forward-looking statements” made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “expect,” “may,” “will,” “should,” “believe,” “plan,” “anticipate,” and “estimate” among others. These statements involve a number of risks and uncertainties, many of which are outside the control of the Company. Actual results may differ materially from those identified in the forward-looking statements. Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; the weakening of national and global economic conditions, including our customers’ ability to obtain financing; the introduction of new products and services offered by us and our competitors; uncertainty of the impact of the new presidential administration’s health care policies; proper functioning of our data processing systems; our ability to carry out our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable, particularly in states with significant budget deficits such as California; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel prices; risks involved in maintaining a large amount of inventory; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; weather-related events such as hurricanes may disrupt our and our customers’ business; we may be deemed to infringe other persons intellectual property; our business is subject to numerous federal, state and foreign laws and regulations, including state pedigree laws and regulations; general business competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission.PSS assumes no obligation to update the information in this release except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Statement of Operations

(in millions, except per share and share data)

	Three Months Ended
	June 26, 2009	June 27, 2008
Net sales	$493.6	$472.2
Cost of goods sold	347.6	333.3

Gross profit	146.0	138.9
General and administrative expenses	91.6	89.6
Selling expenses	32.8	31.3

Income from operations	21.6	18.0

Other (expense) income:
Interest expense	(4.3)	(3.2)
Interest income	0.1	0.1
Other income	4.1	0.7

	(0.1)	(2.4)

Income before provision for income taxes	21.5	15.6
Provision for income taxes	8.2	6.2

Net income	$13.3	$9.4

Earnings per share – basic	$0.23	$0.15

Earnings per share – diluted	$0.23	$0.15

Weighted average shares (in thousands):
Basic	58,380	61,003
Diluted	58,859	61,723

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PSS World Medical, Inc.

Unaudited Consolidated Balance Sheets

(in millions except share data)

	June 26, 2009	March 27, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$129.6	$82.0
Investment in available for sale securities	—	10.6
Accounts receivable, net	230.4	230.4
Inventories	196.2	207.6
Prepaid expenses	5.2	3.2
Other current assets	27.4	28.7

Total current assets	588.8	562.5

Property and equipment, net	103.6	101.2

Other Assets:
Goodwill	114.3	112.8
Intangibles, net	22.4	23.0
Other	65.0	59.1

Total assets	$894.1	$858.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$133.8	$127.3
Accrued expenses	46.2	52.7
Revolving line of credit and current portion of long-term debt	51.0	50.9
Other	12.8	8.0

Total current liabilities	243.8	238.9
Long-term debt, excluding current portion	182.7	181.0
Other noncurrent liabilities	70.3	60.7

Total liabilities	496.8	480.6

Shareholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 150,000,000 shares authorized, 59,486,221 and 59,316,697 shares issued and outstanding at June 26, 2009 and March 27, 2009, respectively	0.6	0.6
Additional paid-in capital	208.3	200.2
Retained earnings	188.9	175.6
Accumulated other comprehensive income	(0.5)	1.6

Total shareholders’ equity	397.3	378.0

Total liabilities and shareholders’ equity	$894.1	$858.6

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PSS WORLD MEDICAL, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended
	June 26, 2009	June 27, 2008
Cash Flows From Operating Activities:
Net income	$13.3	$9.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5.2	4.8
Provision for deferred income taxes	0.1	1.6
Noncash compensation expense	6.1	1.6
Amortization of intangible assets	1.3	1.3
Provision for doubtful accounts	1.2	1.8
Provision for deferred compensation	0.3	0.6
Amortization of debt issuance costs	2.2	1.9
Gain on sale of available for sale securities	(3.6)	—
Changes in operating assets and liabilities, net of effects from business combinations:
Accounts receivable, net	(1.0)	8.5
Inventories	11.9	(1.5)
Prepaid expenses and other current assets	(5.1)	0.2
Other assets	(0.4)	(1.2)
Accounts payable	6.3	(7.8)
Accrued expenses & other liabilities	7.1	(7.4)

Net cash provided by operating activities	44.9	13.8

Cash Flows From Investing Activities:
Capital expenditures	(7.6)	(5.9)
Payments for business acquisitions, net of cash acquired	(2.1)	(2.6)
Proceeds from sale of available for sale securities	10.6	21.0
Other	(0.1)	(0.1)

Net cash provided by investing activities	0.8	12.4

Cash Flows From Financing Activities:
Proceeds from exercise of stock options	1.6	2.4
Excess tax benefits from share-based compensation arrangements	0.5	0.4
Net payments on the revolving line of credit	—	(20.0)
Payments under capital lease obligations	(0.2)	(0.3)

Net cash provided by (used in) financing activities	1.9	(17.5)

Net increase in cash and cash equivalents	47.6	8.7
Cash and cash equivalents, beginning of period	82.0	21.1

Cash and cash equivalents, end of period	$129.6	$29.8

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